Date :  January 28, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

DICO, Inc.

We  hereby  consent  to  the  inclusion  in  this  Registration  Statement  (the  “Registration  Statement”)

on  Form  S-1  of  DICO, Inc  (the  “Company”)  of  our  report,  dated  January 12,  2014,  with  respect  to our  audit  of  the  financial statements  of  the  Company  as  of  December  31,  2013  and  the  results  of its  operations  and  cash  flows  for  the  period  of  inception  (October  30,  2013)  through  December

31, 2013, included in the filing of this Registration Statement.

We  also   consent   to   the  reference   to   us   under   the   heading   “Experts”   in   such   Registration

Statement.

Sincerely,

20301  Ventura  Blvd

325  Woodland  Hills

Los Angeles, CA 91364

E-MAIL:     w@ wcpa. com

United States

WEB SITE: www.wcpa.co.il